Exhibit 3.1

AMENDMENT TO BYLAWS

OF

GENIUS BRANDS INTERNATIONAL, INC.

a Nevada corporation

The Bylaws of GENIUS BRANDS INTERNATIONAL, INC.., a Nevada corporation, as certified by the secretary of the Corporation on November 15, 2013 are hereby amended as follows:

A new Article VIII is added to the Bylaws as follows:

“ARTICLE VIII - INAPPLICABILITY OF NEVADA REVISED STATUTES 78.378 TO 78.3793, INCLUSIVE.

SECTION 12-1 The provisions of Nevada Revised Statutes 78.378 to 78.3793, inclusive (entitled “Acquisition of a Controlling Interest”), shall not apply to the Corporation or to any “acquisition” of a “controlling interest” (as each term is defined therein) in the Corporation by any existing or future stockholder or stockholders.”

CERTIFICATION

I hereby certify that I am the duly appointed and acting Secretary of GENIUS BRANDS INTERNATIONAL, INC. and that the foregoing amendment to the Bylaws of GENIUS BRANDS INTERNATIONAL, INC. was duly adopted and approved by unanimous written consent of the Board of Directors held on the date set forth above.

Dated this 15th day of November, 2013.

/s/ Larry Balaban
Secretary